                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement           [ ] Confidential, for Use of the
[X]  Definitive Proxy Statement                Commission Only (as permitted by
[ ]  Definitive Additional Materials           Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                              GUEST SUPPLY, INC.
 ----------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

--------------------------------------------------------------------------------
    1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
    2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:

--------------------------------------------------------------------------------
    4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
    5)  Total fee paid:

--------------------------------------------------------------------------------

[X] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


    1)  Amount Previously Paid:

--------------------------------------------------------------------------------
    2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
    3)  Filing party:

--------------------------------------------------------------------------------
    4)  Date Filed:

--------------------------------------------------------------------------------

                              GUEST SUPPLY, INC.

                                ---------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 6, 1996

                                ---------------

                                                North Brunswick, New Jersey
                                                January 22, 1996

To the Holders of Common Stock
 of GUEST SUPPLY, INC.:

            The Annual Meeting of Shareholders (the "Meeting") of GUEST SUPPLY, INC. (the "Company") will be held at the Marriott Hotel at 110 Davidson Avenue in Somerset, New Jersey, on Wednesday, March 6, 1996 at 10:00 o'clock A.M., local time, for the following purposes, as more fully described in the accompanying Proxy Statement:

            Proposal 1. To elect three Class A directors of the Company for the three ensuing years.

            Proposal 2. To consider and take action upon a proposal to approve the Company's 1996 Long Term Incentive Plan.

            Proposal 3. To consider and take action upon a proposal to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock, without par value, from 10,000,000 to 20,000,000 shares.

            Proposal 4. To consider and take action upon a proposal to ratify the Board of Directors' selection of KPMG Peat Marwick LLP to serve as the Company's independent auditors for the Company's fiscal year ending September 30, 1996.

            Proposal 5. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

            The close of business on January 9, 1996 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting.

            By Order of the Board of Directors,

                                    Paul T. Xenis, Secretary

          YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.  IF YOU
DO NOT EXPECT TO BE PRESENT, PLEASE MARK, SIGN AND DATE THE ENCLOSED FORM OF PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, SO THAT YOUR VOTE CAN BE RECORDED.

                              PROXY STATEMENT


            This Proxy Statement, which will be mailed commencing on or about January 22, 1996 to the persons entitled to receive the accompanying Notice of Annual Meeting of Shareholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of Guest Supply, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on March 6, 1996, and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Company's executive office is located at 720 U.S. Highway One, North Brunswick, New Jersey 08902.

            Any Proxy may be revoked at any time before it is exercised by written notice to the Secretary of the Meeting. The delivery of a subsequently dated Proxy will have the effect of revoking an earlier Proxy. The casting of a ballot at the Meeting by a shareholder who may theretofore have given a Proxy will not have the effect of revoking the same unless the shareholder so notifies the Secretary of the Meeting in writing at any time prior to the voting of the shares represented by the Proxy.

            At the close of business on January 9, 1996, the record date stated in the accompanying Notice, the Company had outstanding 6,146,335 shares of common stock, without par value (the "Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than the Common Stock. On October 24, 1995, the Company effected a three-for-two split of the Common Stock in the form of a stock dividend. All per share, warrant and stock option data contained in this Proxy Statement reflect such stock split.

            A majority of the issued and outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum.

            Directors are elected by plurality vote. Adoption of proposal 3 will require the affirmative vote of a majority of the outstanding shares of Common Stock. Adoption of proposals 2 and 4 will require the affirmative vote of a majority of the Common Stock present and voting thereon at the Meeting. For the purpose of determining the vote required for approval of matters to be voted on at the Meeting, shares held by shareholders who abstain from voting will be treated as "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a shareholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and
(ii) the broker or nominee does not have discretionary voting power on such matter.


                 I.  PROPOSAL ONE - ELECTION OF DIRECTORS

            At the Meeting, shareholders will elect three directors, denominated as Class A directors, to serve for a term of three years and until a successor shall have been chosen and qualified. This is in accord with the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") which provides for the division of the Board of Directors into three classes with the term of office of the Class A directors expiring at the Meeting. Class B and Class C directors will be elected at the Annual Meetings of Shareholders to be held in 1997 and 1998, respectively. If the number of directors is increased, the increase will be apportioned among the classes so as to make all classes as nearly equal in number as possible.

            It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of the nominees listed in the table under "Certain Information Concerning Nominees and Directors" below, unless otherwise instructed in such Proxy. Such nominees are presently serving as directors. In case any of the nominees are unable or decline to serve, such persons reserve the right to vote the shares represented by such Proxy for another person duly nominated by the Board of Directors in his stead. The Board of Directors has no reason to believe that any of the nominees will be unable or will decline to serve.

CERTAIN INFORMATION CONCERNING NOMINEES AND DIRECTORS
-----------------------------------------------------

            Certain information concerning the nominees for election as Class A directors and the other directors of the Company is set forth below. Such information was furnished by them to the Company.

                                          Shares of Common
                                          Stock Owned Bene-
   Name and Certain                       ficially as of              Percent
   Biographical Information               December 15, 1995 (1)       of Class
   ------------------------               ---------------------       --------

Nominees for Election
---------------------

PETER L. RICHARD (Class A director),             9,000 (2)                *
  age 48; Managing Director, Quasar Corp.
  (investment consultants) since May 1988;
  Private investor from December 1987 to
  May 1988; Senior Vice President, Moseley
  Securities Corporation (formerly Moseley,
  Hallgarten, Estabrook & Weeden Inc.)
  (investment bankers) prior to December
  1987; Director: New Paraho Corp. (oil
  shale technology); Director of the
  Company since August 1983.

TERI E. UNSWORTH (Class A director),           220,249 (3)             3.5%
  age 44; Vice President - Market
  Development of the Company since May
  1985; Group Product Director of Vidal
  Sassoon, Inc. from 1983 to 1985; Product
  Director of Vidal Sassoon, Inc. from 1981 to 1983; Director of Sales of Vidal
  Sassoon, Inc. from 1979 to 1981; Director of the Company since November 1989.

EDWARD J. WALSH (Class A director),            129,000 (4)             2.1%
  age 63; President and Chief Executive
  Officer, Sparta Group Ltd. (business
  consultants) since 1987; President and
  Chief Executive Officer, The Dial
  Corporation (consumer products) from 1984 to 1987; President and Chief Executive
  Officer, Armour International (consumer
  products) prior to 1984; Director: The WD-
  40 Company and Nortrust of Arizona
  Holding Corporation; Director of the
  Company since November 1987.

Other Directors Whose Term of Office Will
Continue After the Meeting
-----------------------------------------

THOMAS M. HAYTHE (Class B                      164,040 (5)             2.6%
  director), age 56; Partner, Haythe &
  Curley (attorneys) since February 1982;
  Director: Novametrix Medical Systems Inc.
  (manufacturer of electronic medical
  instruments), Isomedix Inc. (provider of sterilization services), Westerbeke
  Corporation (manufacturer of marine
  engine products), Ramsay Health Care,
  Inc. (provider of psychiatric health care services) and Ramsay Managed Care, Inc.
  (provider of managed mental health care
  services); Director of the Company since
  June 1983.

CLIFFORD W. STANLEY (Class C                   424,871 (6)             6.5%
  director), age 50; President of the
  Company since January 1988; Executive
  Vice President, Chief Financial Officer,
  Secretary and Treasurer of the Company
  from April 1986 to January 1988; Vice
  President - Finance of the Company from
  August 1985 to April 1986; Vice President and Chief Operating Officer, Transfer
  Print Foils, Inc. (hot stamping foils)
  from 1984 to August 1985; Vice President of Finance, Permacel Division, Avery
  International
  from 1982 to 1984; Vice President,
  Johnson & Johnson from 1979 to 1982;
  Director of the Company since January
  1987.

GEORGE S. ZABRYCKI (Class B director),          34,500 (7)              *
  age 53; President, Milwaukee Seasonings
  (manufacturer of food ingredients) since
  May 1992; Vice President-Business
  Planning, Best Foods Affiliate Group, a
  Division of CPC International, Inc., from
  November 1991 to May 1992; Consultant,
  Aqua-Fab Industries, Inc. from March 1991 to November 1991; President and Chief
  Executive Officer, Heldor Industries,
  Inc. (manufacturer of swimming pools)
  from March 1990 to March 1991; Director
  of Strategic Development, Specialty
  Chemicals Division, Union Carbide
  Corporation from August 1989 to February
  1990; President, Amerchol Corporation
  (manufacturer of specialty chemicals)
  from April 1981 to August 1989; Director of the Company since November 1990.


-------------------

*    Less than one percent.

(1) Each of the nominee and the other directors of the Company has sole voting and investment power with respect to all shares shown in the table as beneficially owned by such person.

(2) Consists of 7,500 shares issuable upon the exercise of presently exercisable stock options and 1,500 shares issuable pursuant to presently exercisable warrants held by Mr. Richard.

(3) Includes 102,499 shares issuable upon the exercise of presently exercisable stock options and 116,250 shares issuable pursuant to presently exercisable warrants held by Ms. Unsworth.

(4) Includes 7,500 shares issuable upon the exercise of presently exercisable stock options and 120,000 shares issuable pursuant to presently exercisable warrants held by Mr. Walsh.

(5) Includes 7,500 shares issuable upon the exercise of presently exercisable stock options and 127,500 shares issuable pursuant to presently exercisable warrants held by Mr. Haythe.

(6) Includes 114,975 shares issuable upon the exercise of presently exercisable stock options and 270,000 shares issuable pursuant to presently exercisable warrants held by Mr. Stanley.

(7) Includes 7,500 shares issuable upon the exercise of presently exercisable stock options and 25,500 shares issuable pursuant to presently exercisable warrants held by Mr. Zabrycki.

       During the past fiscal year, the Board of Directors of the Company met five times. Each of the persons named in the table above attended at least 75% of the meetings of the Board of Directors and meetings of any committees of the Board on which such person served which were held during the time that such person served.

       The committees of the Board of Directors include a Stock Option Committee, whose members are Messrs. Haythe, Richard, Walsh and Zabrycki; a Personnel and Compensation Committee, whose members are Messrs. Haythe, Richard, Walsh and Zabrycki; an Audit Committee, whose members are Messrs. Haythe, Richard, Walsh and Zabrycki; and a Nominating Committee, whose members are Mr. Stanley and Ms. Unsworth. The Stock Option Committee administers the Company's 1983 Stock Option Plan and the 1993 Stock Option Plan and determines the persons who are eligible to receive options thereunder, the number of shares to be subject to each option and the other terms and conditions upon which options under such plans are granted and made exercisable. The Stock Option Committee also administers the Company's 1983 Employee Stock Purchase Plan and the 1993 Employee Stock Purchase Plan and will administer the Company's 1996 Long Term Incentive Plan. The Personnel and Compensation Committee administers the formulation and submission to the Board of Directors of recommendations on all matters related to the salaries, bonuses, fringe benefits or compensation of any kind of the executives of the Company. The Audit Committee is authorized to meet and discuss with the representatives of any firm of certified public accountants retained by the Company the scope of the audit of such firm and question such representatives with respect thereto, and to meet with and question employees of the Company with respect to financial matters pertaining to the Company. The Audit Committee is authorized to make periodic reports to the Board of Directors of the Company of its actions and findings. The Nominating Committee is authorized to nominate individuals to serve as directors of the Company. The Nominating Committee will not consider nominees recommended by shareholders. The Audit Committee and the Personnel and Compensation Committee each met once during the fiscal year ended September 30, 1995. The Nominating Committee and the Stock Option Committee did not meet during such fiscal year.

       The directors and officers of the Company, other than Messrs. Haythe, Richard, Walsh and Zabrycki, are active in its business on a day-to-day basis. No family relationships exist between any of the directors and officers of the Company.

       The Company's Certificate of Incorporation contains a provision, authorized by New Jersey law, which eliminates the personal liability of a director of the Company to the Company or to any of its shareholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith or knowingly violated a law, or obtained an improper personal benefit.

EXECUTIVE COMPENSATION
----------------------

       The following table sets forth information for the fiscal years ended September 30, 1995, 1994 and 1993 concerning the compensation paid or awarded to the Chief Executive Officer and the executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended September 30, 1995.

                          SUMMARY COMPENSATION TABLE

                                                            Long Term
                                                          Compensation
                                     Annual Compensation      Awards
                                     -------------------  --------------
                          Fiscal
                           Year
 Name and  Principal      Ended                                               All Other
       Position          Sept. 30     Salary     Bonus     Options (#)    Compensation (1)
----------------------  -----------  ---------  --------  --------------  ----------------
Clifford W. Stanley         1995      $217,977   $67,080            -           $2,112
  President, Chief          1994       208,577    64,500       75,000            2,249
  Executive Officer         1993       198,005    61,500      150,000            1,944
  and Director

James H. Riesenberg         1995      $170,326   $86,800            -           $2,310
  Vice President -          1994       162,769    85,000       37,500            2,249
  Operations                1993       160,000    82,750       37,500            2,182

Teri E. Unsworth            1995      $152,077   $46,800            -           $2,156
  Vice President -          1994       145,096    45,000       37,500            2,080
  Market Development        1993       137,558    42,750       37,500            1,437
  and Director

Paul T. Xenis (2)           1995      $123,182   $37,908            -           $1,467
  Vice President -          1994       111,980    36,450       30,000            1,241
  Finance

__________________________

(1) Amounts under "All Other Compensation" are contributions made by the Company on behalf of the executive officer to the Guest Supply, Inc. 401(k) Plan and Trust.

(2)  Mr. Xenis was appointed Vice President - Finance in May 1994.


            The Company did not grant any stock options to the executive officers named in the Summary Compensation Table during the fiscal year ended September 30, 1995.

            The following table sets forth the number and value of options and warrants held at September 30, 1995, by the executive officers named in the Summary Compensation Table. During the fiscal year ended September 30, 1995, none of such executive officers exercised any options or warrants to purchase shares of Common Stock.

                OPTION/WARRANT VALUES AT SEPTEMBER 30, 1995


                                                       Value of Unexercised
                         Number of Unexercised             In-the-Money
                          Options/Warrants at           Options/Warrants at
                           Sept. 30, 1995 (#)          Sept. 30, 1995 ($)(1)
                      ---------------------------   ---------------------------
Name                  Exercisable   Unexercisable   Exercisable   Unexercisable
----                  -----------   -------------   -----------   -------------
Clifford W. Stanley     354,975        140,025       $5,977,231     $1,970,269

James H. Riesenberg     211,250         47,500       $3,599,686     $  626,876

Teri E. Unsworth        211,249         47,501       $3,599,674     $  626,888

Paul T. Xenis           131,049         33,501       $2,225,952     $  429,886

_______________

(1) In-the-money options or warrants are those where the fair market value of the underlying Common Stock exceeds the exercise price of such option or warrant. The value of in-the-money options and warrants is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of such option or warrant from the aggregate year-end value of the underlying Common Stock.

EMPLOYMENT AGREEMENTS
---------------------

            The Company entered into employment agreements with each of Clifford W. Stanley, James H. Riesenberg, Teri E. Unsworth and Paul T. Xenis at annual salaries subject to increases at the discretion of the Board of Directors. In March, 1995, the Board of Directors increased Mr. Stanley's salary to $223,600, increased Mr. Riesenberg's salary to $174,720, increased Ms. Unsworth's salary to $156,000 and increased Mr. Xenis' salary to $126,360. Pursuant to the terms of the employment agreements, each agreement has been automatically renewed through the period ending December 31, 1996. Mr. Stanley is President, Chief Executive Officer and a director of the Company, Mr. Riesenberg is Vice President-Operations, Ms. Unsworth is Vice President-Market Development and a director of the Company and Mr. Xenis is Vice President-Finance. Each agreement also provides for a cash payment of up to three years' annual salary upon termination by the Company of the employee's employment other than for cause and upon the employee's voluntary termination within one year following certain change of control events involving the Company.

COMPENSATION OF DIRECTORS
-------------------------

            The Company pays its directors an annual fee of $10,000 and $1,000 for attending each meeting of the Board of Directors of the Company.

PERSONNEL AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
-------------------------------------------------------------------------

            Thomas M. Haythe, a director of the Company, a member of the Personnel and Compensation Committee and a member of the Stock Option Committee, is a partner of the law firm of Haythe & Curley, which firm acted as legal counsel to the Company during the past fiscal year. It is expected that Haythe & Curley will continue to render legal services to the Company in the future.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
--------------------------------------------------------------------

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

            To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended September 30, 1995 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with.

PERSONNEL AND COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION
--------------------------------

            The report of the Personnel and Compensation Committee documents the Committee's policies regarding executive officer compensation. The Company's philosophy and objectives in setting compensation are:

            . to offer levels of compensation which are competitive with those offered by other companies in similar businesses;

            . to compensate executives based on each executive's level of responsibility and contribution to the Company's business goals;

            . to link compensation with the Company's financial performance; and

            . to align the interests of the Company's executives with the interests of the Company's shareholders.

            There are three components to executive compensation at the
Company:  base salary, bonus and stock options.

            Base Salary
            -----------

            Base salary is determined by level of responsibility, individual performance and Company performance, as well as by the need to provide a competitive package that allows the Company to retain key executives. After reviewing individual and Company performance and market studies on salaries at other companies of similar size, the Chief Executive Officer makes recommendations to the Personnel and Compensation Committee concerning officers' salaries, other than his own. The Personnel and Compensation Committee reviews and, with any changes it deems appropriate, approves these recommendations. Using the same review process, the Personnel and Compensation Committee makes decisions pertaining to the Chief Executive Officer's salary.

            Executive Bonus Plan
            --------------------

            The Executive Bonus Plan provides the opportunity for participating executive officers to earn additional compensation by achieving specific net income goals. Under the Executive Bonus Plan, the Company will pay a percentage of each participant's annual base salary as an annual bonus, provided the Company achieves specific net income objectives. These objectives are established by the Board of Directors at the beginning of each fiscal year based on recommendations from the Chief Executive Officer. For the fiscal year ended September 30, 1995, the following bonuses were earned under this plan:
Mr. Stanley - $67,080; Mr. Riesenberg - $46,800; Ms. Unsworth - $46,800; and Mr. Xenis - $37,908.

            Stock Options
            -------------

            The Company periodically grants stock options to its executive officers and other key employees. The primary purpose of stock option grants is to align the interests of the Company's executive officers more closely with the interests of the Company's shareholders by offering the executives an opportunity to benefit from increases in the market price of the Common Stock. Stock options provide long-term incentives that have enabled the Company to attract and retain key employees by encouraging their ownership of Common Stock. The stock option plans are administered by the Stock Option Committee of the Board of Directors, which determines the persons who are to receive options and the number of shares to be subject to each option. In selecting individuals for options and determining the terms thereof, the Stock Option Committee may take into consideration any factors it deems relevant, including present and potential contributions to the success of the Company.

            Compensation of Executive Officers
            ----------------------------------

            The Company has employment agreements with each of Clifford W. Stanley, President and Chief Executive Officer, James H. Riesenberg, Vice President - Operations, Teri E. Unsworth, Vice President - Market Development and Paul T. Xenis, Vice President -

Finance. Pursuant to these agreements, the annual base salary of each executive is subject to increases at the discretion of the Board of Directors based upon performance of the Company and performance of the executive. In March 1995, the Board of Directors approved an increase of approximately 4% in the base salary payable to each of Clifford W. Stanley, James H. Riesenberg, Teri E. Unsworth and Paul T. Xenis. In addition, for fiscal year 1995, at Mr. Stanley's recommendation, the Company granted James H. Riesenberg a bonus of $40,000 based upon individual performance and contribution to the growth of the Company. These salary increases and the bonus award were based on the continued increases in sales, operating income, net income and earnings per share of the Company during fiscal 1994 and 1995.

                              Personnel and Compensation Committee
                                          Thomas M. Haythe
                                          Peter L. Richard
                                          Edward J. Walsh
                                          George S. Zabrycki

PERFORMANCE GRAPH
-----------------

            The following performance graph compares the cumulative total shareholder return on the Common Stock to the NASDAQ Stock Market-US Index and to the Standard and Poor's Hotel-Motel Index for the Company's last five fiscal years. The graph assumes that $100 was invested in each of the Common Stock, the NASDAQ Stock Market-US Index and the Standard and Poor's Hotel-Motel Index on September 30, 1990 and that all dividends were reinvested.

                       FIVE YEAR CUMULATIVE TOTAL RETURN
                               COMPARISON GRAPH



                             [GRAPH APPEARS HERE]


                                     Cumulative Total Return
                                     -----------------------

                             9/90   9/91   9/92   9/93   9/94   9/95
GUEST SUPPLY, INC.           $100   $224   $152   $279   $522   $852

NASDAQ STOCK MRKT - US       $100   $157   $176   $231   $233   $321

S&P HOTEL-MOTEL              $100   $159   $192   $390   $363   $437

INFORMATION CONCERNING CERTAIN SHAREHOLDERS
-------------------------------------------

            The shareholders (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the knowledge of the Board of Directors of the Company, owned beneficially more than five percent of any class of the outstanding voting securities of the Company as of December 15, 1995, each director and each executive officer named in the Summary Compensation Table of the Company who owned beneficially shares of Common Stock and all directors and executive officers of the Company as a group, and their respective shareholdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.


                                                  Shares of
                                                Common Stock
    Name and Address                     Owned Beneficially of Class    Percent
    ----------------                     ---------------------------    -------

Dimensional Fund Advisors Inc.........           307,350 (1)              5.0%
  1299 Ocean Avenue
  Santa Monica, California 90401

Fred Alger Management, Inc............           449,347 (2)              7.3%
  75 Maiden Lane
  New York, New York  10038

RCM Capital Management................           465,000 (3)              7.6%
  Four Embarcadero Center, Suite 2900
  San Francisco, California  94111

The Travelers Inc. ...................           482,250 (4)              7.8%
  65 East 55th Street
  New York, New York  10022

Thomas M. Haythe......................           164,040 (5)              2.6%
  237 Park Avenue
  New York, New York 10017

Peter L. Richard......................             9,000 (6)                 *
  720 U.S. Highway One
  North Brunswick,
  New Jersey 08902


James H. Riesenberg...................           241,776 (7)              3.8%
  720 U.S. Highway One
  North Brunswick,
  New Jersey 08902

Clifford W. Stanley...................           424,871 (8)              6.5%
  720 U.S. Highway One
  North Brunswick,
  New Jersey 08902

Teri E. Unsworth......................           220,249 (9)              3.5%
  720 U.S. Highway One
  North Brunswick,
  New Jersey 08902

Edward J. Walsh.......................           129,000 (10)             2.1%
  720 U.S. Highway One
  North Brunswick,
  New Jersey 08902

Paul T. Xenis.........................           135,549 (11)             2.2%
  720 U.S. Highway One
  North Brunswick,
  New Jersey 08902

George S. Zabrycki....................            34,500 (12)              *
  720 U.S. Highway One
  North Brunswick,
  New Jersey 08902

All Directors and Officers
  as a Group (eight persons)..........         1,358,985 (5)(6)          18.3%
                                                         (7)(8)
                                                         (9)(10)
                                                         (11)(12)

-------------------------

*    Less than one percent.

(1) Information as to the holdings of Dimensional Fund Advisors Inc., a registered investment advisor ("Dimensional"), is based upon a report on
     Schedule 13G filed with the Securities and Exchange Commission. Such report indicates that 307,350 shares were owned with sole dispositive power and 194,250 shares were owned with sole voting power. Such report indicates that persons who are officers of Dimensional also serve as officers of DFA Investment Dimensions Group Inc. (the "Fund") and The DFA Investment Trust Company (the "Trust"), each an open-ended investment company registered under the Investment Company Act of 1940 and in their capacity as officers of the Fund and the Trust, such persons vote 107,100 shares owned by the Fund and 6,000 shares owned by the Trust. Dimensional is deemed to have beneficial ownership of 307,350 shares, all of which are held in portfolios of the Fund or the Trust, investment vehicles for qualified employee benefit plans. Dimensional serves as investment manager for the Fund and the Trust and, based upon information provided to the Company, disclaims beneficial ownership of all such shares.

(2) Information as to these holdings is based upon a report on Schedule 13G filed with the Securities and Exchange Commission by Fred Alger Management, Inc., Fred Alger Asset Management, Inc. and Fred M. Alger III. This report indicates that 449,347 shares were owned with sole dispositive power, 1,147 shares were owned with sole voting power and 448,200 shares were owned with shared voting power.

(3) Information as to these holdings is based upon a report on Schedule 13G filed with the Securities and Exchange Commission by RCM Capital Management, RCM Limited L.P. (the general partner of RCM Capital Management) and RCM General Corporation (the general partner of RCM Limited L.P.). This report indicates that 465,000 shares were owned with sole dispositive power and 390,000 shares were owned with sole voting power.

(4) Information as to these holdings is based upon a report on Schedule 13G filed with the Securities and Exchange Commission by Smith Barney Inc. ("SB"), Smith Barney Holdings Inc. ("SB Holdings"), the sole common stock holder of SB, and The Travelers Inc. ("Travelers"), the sole stockholder of SB Holdings. This report indicates that 482,250 shares were owned with shared voting power and shared dispositive power.

(5) Includes 7,500 shares issuable upon the exercise of presently exercisable stock options and 127,500 shares issuable pursuant to presently exercisable warrants held by Mr. Haythe.

(6) Consists of 7,500 shares issuable upon the exercise of presently exercisable stock options and 1,500 shares issuable pursuant to presently exercisable warrants held by Mr. Richard.

(7) Includes 218,750 shares issuable upon the exercise of presently exercisable stock options held by Mr. Riesenberg.

(8) Includes 114,975 shares issuable upon the exercise of presently exercisable stock options and 270,000 shares issuable pursuant to presently exercisable warrants held by Mr. Stanley.

(9) Includes 102,499 shares issuable upon the exercise of presently exercisable stock options and 116,250 shares issuable pursuant to presently exercisable warrants held by Ms. Unsworth.

(10) Includes 7,500 shares issuable upon the exercise of presently exercisable stock options and 120,000 shares issuable pursuant to presently exercisable warrants held by Mr. Walsh.

(11) Consists of 135,549 shares issuable upon the exercise of presently exercisable stock options held by Mr. Xenis.

(12) Includes 7,500 shares issuable upon the exercise of presently exercisable stock options and 25,500 shares issuable pursuant to presently exercisable warrants held by Mr. Zabrycki.


          II.  PROPOSAL TWO - APPROVAL OF THE GUEST SUPPLY, INC.
                       1996 LONG TERM INCENTIVE PLAN

            The Company's Board of Directors believes that attracting and retaining key employees and directors of high quality is essential to the Company's growth and success. The Board of Directors also believes that important advantages to the Company are gained by a comprehensive compensation program which includes different types of incentives for motivating such individuals and rewards for outstanding service. In this regard, stock options and other stock-related awards have been and will continue to be an important element of the Company's compensation program because such awards enable employees and directors to acquire or increase their proprietary interest in the Company, thereby promoting a close identity of interests between such individuals and the Company's shareholders. Such awards also provide to employees and directors an increased incentive to expend their maximum efforts for the success of the Company's business.

            Accordingly, on January 8, 1996 the Company's Board of Directors adopted, subject to shareholder approval at the Meeting, the Guest Supply, Inc. 1996 Long Term Incentive Plan (the "Incentive Plan"). In authorizing grants of a wide range of awards, including options, stock appreciation rights ("SARs"), restricted stock, performance awards and other stock-based awards, the Incentive Plan is intended to give the Company greater flexibility to respond to rapidly changing business, economic and regulatory requirements and conditions. In addition, such flexibility will enhance the ability of the Company to closely link compensation to performance. The Incentive Plan will not become effective unless approved by the holders of a majority of the shares of Common Stock present or represented and voting thereon at the Meeting. The text of the Incentive Plan is set forth in Exhibit A hereto.

            The following discussion of the material features of the Incentive Plan is qualified by reference to the text of the Incentive Plan set forth in Exhibit A hereto.

            Shares Subject to the Plan. Under the Incentive Plan, 400,000 shares of Common Stock will be available for issuance of awards. Shares distributed under the Incentive Plan may be either newly issued shares or treasury shares. If any shares subject to an Incentive Plan award are forfeited or the award is settled in cash or otherwise terminates without a distribution of shares, the shares subject to such award will again be available for awards under the Incentive Plan. Thus, for example, if an award is voluntarily surrendered in exchange for a new award, the shares that were subject to the surrendered award would be available for the new award (or other awards) under the Incentive Plan. The maximum number of shares of Common Stock which may be granted to any individual under the Incentive Plan in any two-year period shall not exceed 100,000 shares, subject to the adjustments described in the next paragraph.

            The Incentive Plan provides that, in the event of changes in the corporate structure of the Company affecting the Common Stock, the Stock Option Committee may adjust (i) the number and kind of shares which may be issued in connection with awards, (ii) the number and kind of shares issued or issuable in respect of outstanding awards, and (iii) the exercise price, grant price, or purchase price relating to any award, and the Stock Option Committee may also provide for cash payments relating to awards. The Stock Option Committee may also adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations or accounting principles. The Incentive Plan provides that, in connection with any merger or consolidation in which the Company is not the surviving corporation or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all outstanding options under the Incentive Plan will become exercisable in full on and after (i) 15 days prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be.

            Eligibility. Any employee, including any officer or employee-director, of the Company and its subsidiaries or affiliated companies is eligible to receive awards under the Incentive Plan. Directors of the Company who are not employees are eligible for grants of stock options under the Incentive Plan.

            Administration. The Incentive Plan will be administered by the Stock Option Committee of the Board of Directors. Subject to the terms and conditions of the Incentive Plan, the Stock Option Committee is authorized to designate participants who are employees, directors or consultants of the Company and its subsidiaries and affiliated companies, determine the type and number of awards to be granted, set terms and conditions of such awards, prescribe forms of award agreements, interpret the Incentive Plan, specify rules and regulations relating to the Incentive Plan, and make all other determinations which may be necessary or advisable for the administration of the Incentive Plan.

            The Incentive Plan provides that in the event that any member of the Stock Option Committee is not a "disinterested person" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as in effect at April 30, 1991, the maximum number of shares of Common Stock which may be subject to options granted to all directors is 300,000 and the maximum number of shares of Common Stock which may be subject to options granted to each employee-director is 100,000 and to each director who is not an employee of the Company is 20,000.

            Stock Options and SARs. The Stock Option Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and nonqualified stock options, and also to grant SARs entitling the participant to receive the excess of the fair market value of a share on the date of exercise or other specified date over the grant price of the SAR. The exercise price per share of Common Stock subject to an option and the grant price of an SAR is determined by the Stock Option Committee, provided that the exercise price may not be less than the fair market value of the Common Stock on the date of grant. The term of each such option or SAR, the times at which each such option or SAR shall be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment, generally will be fixed by the Stock Option Committee, except no ISO or SAR relating thereto will have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, or in stock, outstanding awards or other property (including notes or obligations to make payment on a deferred basis, such as through "cashless exercises") having a fair market value equal to the exercise price, as the Stock Option Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs will be determined by the Stock Option Committee.

            Restricted Stock. The Incentive Plan also authorizes the Stock Option Committee to grant restricted stock. Restricted stock is an award of shares which may not be disposed of by participants and which may be forfeited in the event of certain terminations of employment prior to the end of a restriction period established by the Stock Option Committee. Such an award would entitle the participant to all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Stock Option Committee.

            Performance Awards. The Incentive Plan also authorizes the Stock Option Committee to grant to eligible employees performance awards. A performance award is an award which consists of a right (i) denominated or payable in cash, Common Stock, other securities or other property (including, without limitation, restricted securities), and (ii) which shall confer on the holder thereof rights valued as determined by the Stock Option Committee and payable to, or exercisable by, the holder of the performance award upon the achievement of such performance goals during such performance periods as the Stock Option Committee shall establish. Subject to the terms of the Incentive Plan and any applicable award agreement, performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted and the amount of any payment or transfer to be made pursuant to any performance award will be determined by the Stock Option Committee and by the other terms and conditions of any performance award.

            Other Stock-Based Awards. In order to enable the Company to respond to business, economic and regulatory developments, and to trends in executive compensation practices, the Incentive Plan authorizes the Stock Option Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Common Stock. The Stock Option Committee determines the terms and conditions of such awards, including consideration to be paid to exercise awards in the nature of purchase rights, the period during which awards will be outstanding, and forfeiture conditions and restrictions on awards.

            Other Terms of Awards. The flexible terms of the Incentive Plan will permit the Stock Option Committee to impose performance conditions with respect to any award. Such conditions may require that an award be forfeited, in whole or in part, if performance objectives are not met, or require that the time of exercisability or settlement of an award be linked to achievement of performance conditions.

            No awards may be granted under the Incentive Plan after December 31, 2005.

            Awards may be settled in cash, stock, other awards or other property, in the discretion of the Stock Option Committee. The Stock Option Committee may condition the payment of an award on the withholding of taxes and may provide that a portion of the Common Stock or other property to be distributed will be withheld (or previously acquired Common Stock or other property surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the Incentive Plan may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution to a guardian or legal representative designated to exercise such person's rights and receive distributions under the Incentive Plan upon such person's death, or otherwise if permitted under Rule 16b-3 and by the Stock Option Committee.

            Awards under the Incentive Plan are generally granted for no consideration other than services. The Stock Option Committee may, however, grant awards alone or in addition to, in tandem with or in substitution for any other award under the Incentive Plan, other awards under other Company plans, or other rights to payment from the Company. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times. If an award is granted in substitution for another award, the participant must surrender such other award in consideration for the grant of the new award.

            The Board may amend, modify or terminate the Incentive Plan at any time provided that, unless required by law, (i) the number of shares of Common Stock available under the Incentive Plan may not be amended without shareholder approval (subject to certain provisions relating to adjustment as discussed above) and (ii) no amendment or termination of the Incentive Plan may, without a participant's consent, adversely affect any rights already accrued under the Incentive Plan by the participant. In addition, no amendment or modification shall, unless previously approved by the shareholders (where such approval is necessary to satisfy then applicable requirements of federal securities laws, the Internal Revenue Code of 1986, as amended (the "Code"), or rules of any stock exchange on which the Common Stock is listed) (i) in any manner affect the eligibility requirements of the Incentive Plan, (ii) increase the number of shares of Common Stock subject to any option, (iii) change the purchase price of the shares of Common Stock subject to any option, (iv) extend the period during which awards may be granted under the Incentive Plan, or (v) materially increase the benefits to participants under the Incentive Plan.

            Unless earlier terminated by the Board of Directors, the Incentive Plan will terminate when no shares remain available for issuance and the Company has no further obligation with respect to any outstanding award.

            Federal Income Tax Implications of the Plan. The following description summarizes the material federal income tax consequences arising with respect to the issuance and exercise of awards granted under the Incentive Plan. The grant of an option or SAR (including a stock-based award in the nature of a purchase right) will create no tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and the Company will receive no deduction at that time. Upon exercising an option other than an ISO (including a stock-based award in the nature of a purchase right), the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable Common Stock acquired on the date of exercise, and upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable Common Stock received. In each case, the Company will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

            A participant's disposition of shares acquired upon the exercise of an option, SAR or other stock-based award in the nature of a purchase right generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (or the exercise price of the option in the case of shares acquired by exercise of an ISO and held for the applicable ISO holding periods). Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option or other award, except that the Company will be entitled to a deduction (and the participant will recognize ordinary taxable income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

            With respect to other awards granted under the Incentive Plan that may be settled either in cash or in Common Stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of Common Stock or other property received. The Company will be entitled to a deduction for the same amount. With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect under Section 83(b) of the Code to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. Such election must be made and filed with the Internal Revenue Service within thirty days of the receipt of the shares or other property.

            Section 162(m) of the Code limits deductibility of certain compensation for each of the Chief Executive Officer of the Company and the additional four executive officers who are highest paid and employed at year end to $1 million per year, effective for tax years beginning on or after January 1, 1994. The Company anticipates that action will be taken with respect to awards under the Incentive Plan to ensure deductibility.

            The Stock Option Committee may condition the payment of an award on the withholding of taxes and may provide that a portion of the stock or other property to be distributed will be withheld (or previously acquired stock or other property surrendered by the participant) to satisfy withholding and other tax obligations.

            The foregoing summarizes the material federal income tax consequences arising with respect to the issuance and exercise of awards granted under the Incentive Plan. Different tax rules may apply with respect to participants who are subject to Section 16 of the Exchange Act, when they acquire stock in a transaction deemed to be a nonexempt purchase under that statute or within six months of an exempt grant of a derivative security under the Incentive Plan. This summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.

            The Board of Directors recommends that the Company's shareholders vote FOR approval of the Incentive Plan. It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of such approval unless otherwise instructed in such Proxy.


             III.  PROPOSAL THREE - APPROVAL OF AN AMENDMENT
                    TO THE CERTIFICATE OF INCORPORATION TO
                    INCREASE THE AUTHORIZED COMMON STOCK

            On January 8, 1996, the Board of Directors approved an amendment to Article THIRD of the Certificate of Incorporation of the Company to increase the authorized Common Stock from 10,000,000 shares to 20,000,000 shares. The text of the proposed amendment to the Certificate of Incorporation is set forth in Exhibit B to this Proxy Statement.

            As of January 9, 1996, 8,003,399 of the 10,000,000 presently authorized shares of Common Stock were either outstanding or were reserved for issuance pursuant to the exercise of warrants and the exercise of options granted and to be granted under the 1983 Stock Option Plan and the 1993 Stock Option Plan and pursuant to purchase under the 1983 Employee Stock Purchase Plan and the 1993 Employee Stock Purchase Plan. The Board of Directors believes that the Company has an insufficient number of shares of Common Stock available for future corporate transactions.

            The Company has no present plans, agreements or understandings for the issuance of any shares of Common Stock (other than upon the exercise of stock options and warrants). If the proposed amendment is adopted, the additional shares of Common Stock to be authorized would thereafter be subject to issuance from time to time by the Board of Directors without shareholder approval, and without any preemptive purchase rights by the shareholders. The issuance of such authorized shares of Common Stock may have a dilutive effect on the equity interests of the Company's then existing shareholders.

            The overall effect of an issuance of additional shares of Common Stock and the existence of certain provisions contained in the Company's Certificate of Incorporation and By-laws may be to render more difficult the accomplishment of any attempted merger, takeover or other change in control affecting the Company and/or the removal of the Company's incumbent Board of Directors and management. However, the Board of Directors does not intend or view the increase in Common Stock as an anti-takeover measure.

            The Board of Directors of the Company believes that the proposed increase in the number of authorized shares of Common Stock will be advantageous to the Company and its shareholders by making available such securities for various corporate purposes. The affirmative vote of a majority of the outstanding shares of Common Stock is required to adopt this amendment increasing the number of authorized shares. If approved by the shareholders, the amendment will become effective upon the filing of the amendment with the Secretary of the State of New Jersey. The Board of Directors recommends that the shareholders vote FOR the adoption of such amendment. It is the intention of the persons named in the accompanying proxy to vote the shares represented thereby in favor of adoption unless otherwise instructed therein.


               IV.  PROPOSAL FOUR - RATIFICATION OF SELECTION
                           OF INDEPENDENT AUDITORS

            The Board of Directors has selected KPMG Peat Marwick LLP to serve as independent auditors for the Company for the fiscal year ending September 30, 1996. The Board of Directors considers KPMG Peat Marwick LLP to be eminently qualified.

            Although it is not required to do so, the Board of Directors is submitting its selection of the Company's auditors for ratification at the Meeting, in order to ascertain the views of shareholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

            The Board of Directors recommends that shareholders vote FOR ratification of the selection of KPMG Peat Marwick LLP to examine the financial statements of the Company for the Company's fiscal year ending September 30, 1996. It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of such ratification unless otherwise instructed therein.

            A representative of KPMG Peat Marwick LLP will be present at the Meeting with the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.



                              V.  OTHER MATTERS

            The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                            VI.  MISCELLANEOUS

            If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted FOR the nominees proposed by the Board of Directors in the election of directors, FOR the approval of the 1996 Long Term Incentive Plan, FOR the approval of the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock and FOR the ratification of the Board of Directors' selection of independent accountants for the Company.

            All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company and its subsidiaries personally, by mail or by telephone or telegraph, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

            It is important that Proxies be returned promptly. Shareholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

ANNUAL REPORT ON FORM 10-K
--------------------------

            A copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedule for the fiscal year ended September 30, 1995, which is required to be filed with the Securities and Exchange Commission, will be sent without charge to shareholders to whom this Proxy Statement is mailed, upon written request to the Secretary, Guest Supply, Inc., 720 U.S. Highway One, North Brunswick, New Jersey 08902.

SHAREHOLDER PROPOSALS
---------------------

            Shareholder proposals intended to be presented at the 1997 Annual Meeting of Shareholders of the Company must be received by the Company by September 20, 1996 in order to be considered for inclusion in the Company's proxy statement relating to such meeting.

January 22, 1996

                                                               EXHIBIT A
                          GUEST SUPPLY, INC.
                     1996 LONG TERM INCENTIVE PLAN



            SECTION 1. Purpose. The purposes of this Guest Supply, Inc. 1996 Long Term Incentive Plan (the "Plan") are to encourage selected employees, officers, directors and consultants of, and other individuals providing services to, Guest Supply, Inc. (together with any successor thereto, the "Company") and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

            SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

            "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

            "Award" shall mean any Option, Stock Appreciation Right, Restricted Security, Performance Award, or Other Stock-Based Award granted under the Plan.

            "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

            "Board" shall mean the Board of Directors of the Company.

            "Cause", as used in connection with the termination of a Participant's employment, shall mean (i) with respect to any Participant employed under a written employment agreement with the Company or an Affiliate of the Company which agreement includes a definition of "cause," "cause" as defined in such agreement or, if such agreement contains no such definition, a material breach by the Participant of such agreement, or (ii) with respect to any other Participant, the failure to perform adequately in carrying out such Participant's employment responsibilities, including any directives from the Board, or engaging in such behavior in his personal or business life as to lead the Committee in its reasonable judgment to determine that it is in the best interests of the Company to terminate his employment.

            "Common Stock" shall mean the common stock of the Company, without par value.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

            "Committee" shall mean the Stock Option Committee or any other committee of the Board designated by the Board to administer the Plan and composed of not less than three outside directors, as described in Section 162(m) of the Code, each of whom, to the extent necessary to comply with Rule 16b-3 only, is a "disinterested person" within the meaning of Rule 16b-3 as in effect at April 30, 1991.

            "Common Shares" shall mean any or all, as applicable, of the Common Stock and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under
Section 4(b) of the Plan and any other securities of the Company or any Affiliate or any successor that may be so designated by the Committee.

            "Employee" shall mean any employee of the Company or of any Affiliate.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Fair Market Value" shall mean (A) with respect to any property other than the Common Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee; and (B) with respect to the Common Shares, the last sale price regular way on the date of reference, or, in case no sale takes place on such date, the average of the high bid and low asked prices, in either case on the principal national securities exchange on which the Common Shares are listed or admitted to trading, or if the Common Shares are not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, or the average of the closing high bid and low asked prices in the over-the-counter market reported on NASDAQ on such date, whichever is applicable, or if there are no such prices reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the Fair Market Value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee.

            "Good Reason", as used in connection with the termination of a Participant's employment, shall mean (i) with respect to any Participant employed under a written employment agreement with the Company or an Affiliate of the Company, "good reason" as defined in such written agreement or, if such agreement contains no such definition, a material breach by the Company of such agreement, or (ii) with respect to any other Participant, a failure by the Company to pay such Participant any amount otherwise vested and due and a continuation of such failure for 30 business days following notice to the Company thereof.

            "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

            "Non-Qualified Stock Option" shall mean an option granted under
Section 6(a) of the Plan that is not intended to be an Incentive Stock Option. Any stock option granted by the Committee which is not designated an Incentive Stock Option shall be deemed a Non-Qualified Stock Option.

            "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

            "Other Stock-Based Award" shall mean any right granted under
Section 6(e) of the Plan.

            "Participant" shall mean any individual granted an Award under the Plan.

            "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

            "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

            "Released Securities" shall mean securities that were Restricted Securities but with respect to which all applicable restrictions have expired, lapsed or been waived in accordance with the terms of the Plan or the applicable Award Agreement.

            "Restricted Securities" shall mean any Common Shares granted under
Section 6(c) of the Plan, any right granted under Section 6(c) of the Plan that is denominated in Common Shares or any other Award under which issued and outstanding Common Shares are held subject to certain restrictions.

            "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Stock Appreciation Right" shall mean any right granted under
Section 6(b) of the Plan.

            SECTION 3. Administration. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee or other individual under the Plan; (iii) determine the number and classification of Common Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award;
(v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine requirements for the vesting of Awards or performance criteria to be achieved in order for Awards to vest; (vii) determine whether, to what extent and under what circumstances cash, Common Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee. Notwithstanding the foregoing, the maximum number of Awards which may be granted to any one Participant under this Plan in any two-year period shall not exceed 100,000 Common Shares, subject to the adjustments provided in Section 4(b) hereof and no Awards under this Plan shall be granted after December 31, 2005.

            SECTION 4.  Common Shares Available for Awards.

            (a) Common Shares Available. Subject to adjustment as provided in Section 4(b):

               (i) Calculation of Number of Common Shares Available. The number of Common Shares available for granting Awards under the Plan shall be 400,000, any or all of which may be or may be based on Common Stock, any other security which becomes the subject of Awards, or any combination thereof. Initially 400,000 shares of Common Stock shall be reserved for Awards hereunder. Further, if, after the effective date of the Plan, any Common Shares covered by an Award granted under the Plan or to which such an Award relates, are forfeited, or if an Award otherwise terminates or is canceled without the delivery of Shares or of other consideration, then the Common Shares covered by such Award or to which such Award relates, or the number of Common Shares otherwise counted against the aggregate number of Common Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, termination or cancellation, shall again be, or shall become, available for granting Awards under the Plan.

              (ii)      Accounting for Awards.  For purposes of this Section 4,

                  (A) if an Award is denominated in or based upon Common Shares, the number of Common Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Common Shares available for granting Awards under the Plan and against the maximum number of Awards available to any Participant; and

                  (B) Awards not denominated in Common Shares may be counted against the aggregate number of Common Shares available for granting Awards under the Plan and against the maximum number of Awards available to any participant in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan;

      provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any Common Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall, in the case of Awards granted to Participants who are officers or directors of the Company for purposes of Section 16 of the Exchange Act, be counted against the Common Shares available for granting Awards under the Plan.

             (iii) Sources of Common Shares Deliverable Under Awards. Any Common Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Shares or of treasury Common Shares.

            (b) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, or other similar corporate transaction or event affects the Common Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Common Shares (or other securities or property) which thereafter may be made the subject of

Awards, (ii) the number and kind of Common Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Common Shares subject to any Award denominated in Common Shares shall always be a whole number.


            In connection with any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all outstanding Options under the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding Options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. The provisions of the foregoing sentence shall apply to any outstanding Options which are Incentive Stock Options to the extent permitted by Section 422(d) of the Code and such outstanding Options in excess thereof shall, immediately upon the occurrence of the event described in clause (i) or (ii) of the foregoing sentence, be treated for all purposes of the Plan as Non-Qualified Stock Options and shall be immediately exercisable as such as provided in the foregoing sentence.

            SECTION 5. Eligibility. Any Employee, including any officer or employee-director of the Company or of any Affiliate, and any consultant of, or other individual providing services to, the Company or any Affiliate shall be eligible to be designated a Participant. A non-employee director shall be eligible to receive Non-Qualified Stock Options under the Plan.

            SECTION 6.  Awards.

            (a) Options. The Committee is hereby authorized to grant to eligible individuals options to purchase Common Shares (each, an "Option") which shall contain the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

               (i) Exercise Price. The purchase price per Common Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant of such Option, or such other price as required under Subsection 6(a)(iv) hereof.

              (ii)      Time and Method of Exercise.  Subject to the terms of
      Section 6(a)(iii), the Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (including, without limitation, cash, Common Shares, outstanding Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

             (iii) Exercisability Upon Death, Retirement and Termination of Employment. Subject to the condition that no Option may be exercised in whole or in part after the expiration of the Option period specified in the applicable Award Agreement:


                  (A) Subject to the terms of paragraph (D) below, upon the death of a Participant while employed or within 3 months of retirement or disability as defined in paragraph (B) below, the Person or Persons to whom such Participant's rights with respect to any Option held by such Participant are transferred by will or the laws of descent and distribution may, prior to the expiration of the earlier of: (1) the outside exercise date determined by the Committee at the time of granting the Option, or (2) nine months after such Participant's death, purchase any or all of the Common Shares with respect to which such Participant was entitled to exercise such Option immediately prior to such Participant's death, and any Options not so exercisable will lapse on the date of such Participant's death;

                  (B) Subject to the terms of paragraph (D) below, upon termination of a Participant's employment with the Company (x) as a result of retirement pursuant to a retirement plan of the Company or an Affiliate or disability (as determined by the Committee) of such Participant, (y) by the Company other than for Cause, or (z) by the Participant with Good Reason, such Participant may, prior to the expiration of the earlier of: (1) the outside exercise date determined by the Committee at the time of granting the Option, or
            (2) three months after the date of such termination, purchase any or all of the Common Shares with respect to which such Participant was entitled to exercise any Options immediately prior to such termination, and any Options not so exercisable will lapse on such date of termination;

                  (C) Subject to the terms of paragraph (D) below, upon termination of a Participant's employment with the Company under any circumstances not described in paragraphs (A) or (B) above, such Participant's Options shall be canceled to the extent not theretofore exercised;

                  (D) Upon (i) the death of the Participant, or (ii) termination of the Participant's employment with the Company (x) by the Company other than for Cause (y) by the Participant with Good Reason or (z) as a result of retirement or disability as defined in paragraph (B) above, the Company shall have the right to cancel all of the Options such Participant was entitled to exercise at the time of such death or termination (subject to the terms of paragraphs (A) or (B) above) for a payment in cash equal to the excess, if any, of the Fair Market Value of one Common Share on the date of death or termination over the exercise price of such Option for one Common Share times the number of Common Shares subject to the Option and exercisable at the time of such death or termination; and

                  (E) Upon expiration of the respective periods set forth in each of paragraphs (A) through (C) above, the Options of a Participant who has died or whose employment has been terminated shall be canceled to the extent not theretofore canceled or exercised.

                  (F) For purposes of paragraphs (A) through (D) above, the period of service of an individual as a director or consultant of the Company or an Affiliate shall be deemed the period of employment.

              (iv) Incentive Stock Options. The following provisions shall apply only to Incentive Stock Options granted under the Plan:

                  (A) No Incentive Stock Option shall be granted to any eligible Employee who, at the time such Option is granted, owns securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Affiliate, except that such an Option may be granted to such an Employee if at the time the Option is granted the option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Shares (determined in accordance with Section
            2) subject to the Option, and the Option by its terms is not exercisable after the expiration of five (5) years from the date the Option is granted; and

                  (B) To the extent that the aggregate Fair Market Value of the Common Shares with respect to which Incentive Stock Options (without regard to this subsection) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. This subsection shall be applied by taking Options into account in the order in which they were granted. If some but not all Options granted on any one day are subject to this subsection, then such Options shall be apportioned between Incentive Stock Option and Non-Qualified Stock Option treatment in such manner as the Committee shall determine. For purposes of this subsection, the Fair Market Value of any Common Shares shall be determined, in accordance with
            Section 2, as of the date the Option with respect to such Common Shares is granted.

               (v) Terms and Conditions of Options Granted to Directors. Notwithstanding any provision contained in the Plan to the contrary, during any period when any member of the Committee shall not be a "disinterested person" as defined in Rule 16b-3, as such Rule was in effect at April 30, 1991, then, the terms and conditions of Options granted under the Plan to any director of the Company during such period shall be as follows:


                  (A) The price at which each Common Share subject to an option may be purchased shall, subject to any adjustments which may be made pursuant to Section 4, in no event be less than the Fair Market Value of a Common Share on the date of grant, and provided further that in the event the option is intended to be an Incentive Stock Option and the optionee owns on the date of grant securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Affiliate, the price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per Common Share on the date of grant.


                  (B) The Option may be exercised to purchase Common Shares covered by the Option not sooner than six (6) months following the date of grant. The Option shall terminate and no Common Shares may be purchased thereunder more than ten (10) years after the date of grant, provided that if the Option is intended to be an Incentive Stock Option and the Optionee owns on the date of grant securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Affiliate, the Option shall terminate and no Common Shares may be purchased thereunder more than five (5) years after the date of grant.

                  (C) The maximum number of Common Shares which may be subject to options granted to all directors pursuant to this
            Section 6(a)(v) shall be 300,000 shares in the aggregate. The maximum number of Common Shares which may be subject to options granted to any director of the Company who is an Employee shall be 100,000 shares and the maximum number of Common Shares which may be subject to options granted to any director of the Company who is not an Employee shall be 20,000 shares.

            (b) Stock Appreciation Rights. The Committee is hereby authorized to grant to eligible Employees "Stock Appreciation Rights." Each Stock Appreciation Right shall consist of a right to receive the excess of (i) the Fair Market Value of one Common Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over (ii) the grant price of the right as specified by the Committee, which shall not be less than one hundred percent (100%) of the Fair Market Value of one Common Share on the date of grant of the Stock Appreciation Right (or, if the Committee so determines, in the case of any Stock Appreciation Right retroactively granted in tandem with or in substitution for another Award, on the date of grant of such other Award). Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right granted under the Plan shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

            (c)   Restricted Securities.

               (i) Issuance. The Committee is hereby authorized to grant to eligible Employees "Restricted Securities" which shall consist of the right to receive, by purchase or otherwise, Common Shares which are subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote such Common Shares or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

              (ii) Registration. Restricted Securities granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificates or certificates. In the event any stock certificate is issued in respect of Restricted Securities granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Securities.

             (iii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant's employment for any reason during the applicable restriction period, all of such Participant's Restricted Securities which had not become Released Securities by the date of termination of employment shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Securities. Unrestricted Common Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Securities promptly after such Restricted Securities become Released Securities.

            (d) Performance Awards. The Committee is hereby authorized to grant to eligible Employees "Performance Awards." Each Performance Award shall consist of a right, (i) denominated or payable in cash, Common Shares, other securities or other property (including, without limitation, Restricted Securities), and (ii) which shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the termination of a Participant's employment and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee and by the other terms and conditions of any Performance Award. The Committee shall issue performance goals prior to the commencement of the performance period to which such performance goals pertain.


            (e) Other Stock-Based Awards. The Committee is hereby authorized to grant to eligible Employees "Other Stock-Based Awards." Each Other Stock-Based Award shall consist of a right (i) which is other than an Award or right described in Section 6(a), (b), (c) or (d) above and (ii) which is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Shares (including, without limitation, securities convertible into Common Shares) as are deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that such right shall comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of Other Stock-Based Awards. Common Shares or other securities delivered pursuant to a purchase right granted under this Section 6(e) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Common Shares, other securities, other Awards, other property, or any combination thereof, as the Committee shall determine.

            (f)   General.

               (i) No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

              (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award, except that in no event shall an Incentive Stock Option be granted together with a Non-Qualified Stock Option in such a manner that the exercise of one Option affects the right to exercise the other. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other awards.

             (iii) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Common Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments. In accordance with the above, the

      Committee may elect (i) to pay a Participant (or such Participant's permitted transferee) upon the exercise of an Option in whole or in part, in lieu of the exercise thereof and the delivery of Common Shares thereunder, an amount of cash equal to the excess, if any, of the Fair Market Value of one Common Share on the date of such exercise over the exercise price of such Option for one Common Share times the number of Common Shares subject to the Option or portion thereof so exercised or
      (ii) to settle other stock denominated Awards in cash.

              (iv)      Limits on Transfer of Awards.

                  (A) No award (other than Released Securities), and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of Restricted Securities, to the Company) and any such purported assignment, alienation, pledge, attachment, sale or other transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

                  (B) Each award, and each right under any Award, shall be exercisable, during the Participant's lifetime only by the Participant or if permissible under applicable law, by the Participant's guardian or legal representative.

               (v) Terms of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

              (vi) Rule 16b-3 Six-Month Limitations. To the extent required in order to maintain the exemption provided under Rule 16b-3 only, any equity security offered pursuant to the Plan must be held for at least six months after the date of grant, and with respect to any derivative security issued pursuant to the Plan, at least six months must elapse from the date of acquisition of such derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16b-3.


             (vii) Common Share Certificates. All certificates for Common Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Common Shares are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

            (viii) Delivery of Common Shares or Other Securities and Payment by Participant of Consideration. No Common Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Common Shares, other securities, other Awards or other property, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Common Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

            SECTION 7. Amendments; Adjustments and Termination. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

            (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that, subject to the Company's rights to adjust Awards under Sections 7(c) and (d), any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of such Participant, other holder or beneficiary of an Award, as the case may be; and provided further, however, that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

               (i) increase the total number of Common Shares available for Awards under the Plan, except as provided in Section 4 hereof; or

              (ii) otherwise cause the Plan to cease to comply with any tax or regulatory requirement, including for these purposes any approval or other requirement which is or would be a prerequisite for exemptive relief from Section 16(b) of the Exchange Act.

            (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided, however, that, subject to the Company's rights to adjust Awards under Sections 7(c) and (d), any amendment, alteration, suspension, discontinuation, cancellation or termination that would impair the rights of any Participant or holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of such Participant or holder or beneficiary of an Award, as the case may be.

            (c) Adjustment of Awards Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.


            (d) Adjustments of Awards Upon the Occurrence of Certain Unusual or Non- recurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

            SECTION 8.  General Provisions.

            (a) No Right to Awards. No Employee or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

            (b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate Awards; provided, however, that, no such delegation shall be permitted with respect to Awards held by Employees who are officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto or who are otherwise subject to such Section.

            (c) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

            (d) Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Common Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

            (e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

            (f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

            (g) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New Jersey and applicable Federal law.

            (h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

            (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the

Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

            (j) No Fractional Common Shares. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Common Shares or whether such fractional Common Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

            (k) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

            SECTION 9. Adoption, Approval and Effective Date of the Plan. The Plan shall be considered adopted and shall become effective on the date the Plan is approved by the Board; provided, however, that the Plan and any Awards granted under the Plan shall be void, if the shareholders of the Company shall not have approved the adoption of the Plan within twelve (12) months after the effective date, by a majority of votes cast thereon at a meeting of shareholders duly called and held for such purpose.

                                                                       Exhibit B


                            CERTIFICATE OF AMENDMENT

                                     OF THE

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               GUEST SUPPLY, INC.

        The undersigned, being the President of Guest Supply, Inc. (the "Corporation") hereby certifies that:

        FIRST:  The name of the Corporation is Guest Supply, Inc.

        SECOND: Article THIRD of the Amended and Restated Certificate of Incorporation of the Corporation, which sets forth the authorized capital stock of the Corporation, is hereby amended to increase the authorized common stock from 10,000,000 to 20,000,000 shares, without par value. To effect such amendment, the first sentence of Article THIRD in its present form is hereby deleted and a new first sentence of Article THIRD is hereby substituted therefor as follows:

        "THIRD: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000,000 shares of Preferred Stock, without par value ("Preferred Stock"), and 20,000,000 shares of Common Stock, without par value ("Common Stock")."

        THIRD: The amendment to Article THIRD of the Amended and Restated Certificate of Incorporation was adopted by the shareholders of the Corporation on March 6, 1996.

        FOURTH: The number of shares entitled to vote on the amendment to Article THIRD was 6,146,335.

        FIFTH: The number of shares that approved the amendment to Article THIRD was _________. The number of shares that voted against the amendment to Article THIRD was ______.

        IN WITNESS WHEREOF, the Corporation has caused the corporate seal to be hereunto affixed and this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed by Clifford W. Stanley, its President and attested by Paul T. Xenis, its Secretary, this ____ day of March, 1996.

                                     GUEST SUPPLY, INC.



                                     By:____________________________
                                           Clifford W. Stanley
[Corporate Seal]                                President

ATTEST:



-------------------------
      Paul T. Xenis
        Secretary

                              GUEST SUPPLY, INC.

             PROXY - Annual Meeting of Shareholders - March 6, 1996

          The undersigned, a shareholder of GUEST SUPPLY, INC., does hereby appoint CLIFFORD W. STANLEY and THOMAS M. HAYTHE, or either of them, with full power of substitution, his proxies, to appear and vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Wednesday, March 6, 1996 at 10:00 A.M., local time, or at any adjournments thereof, upon such matters as may properly come before the Meeting.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY

          The undersigned hereby instructs said proxies or their substitutes to vote as specified below on each of the following matters and in accordance with their judgment on any other matters which may properly come before the Meeting:

--------------------------------------------------------------------------------

1. Election of Directors.    FOR all nominees        WITHHOLD AUTHORITY
                             listed       [_]        to vote  [_]
                             (except as marked to    for all nominees listed
                             the contrary below)

            Peter L. Richard, Teri E. Unsworth and Edward J. Walsh

(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
               THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2.  Approval of the Guest Supply, Inc.        FOR [_]  AGAINST [_]  ABSTAIN [_]
    1996 Long Term Incentive Plan.

3.  Approval of an amendment to the           FOR [_]  AGAINST [_]  ABSTAIN [_]
    Company's Certificate of
    Incorporation to increase the number
    of shares of authorized Common Stock
    from 10,000,000 to 20,000,000
    shares.

4.  Ratification of appointment of KPMG       FOR [_]  AGAINST [_]  ABSTAIN [_]
    Peat Marwick LLP as independent
    auditors for fiscal 1996.

    The Board of Directors favors a vote "FOR" each item.

    The shares represented by this Proxy will be voted as directed. If no direction is indicated as to Items 1, 2, 3 or 4 they will be voted in favor of the Item(s) for which no direction is indicated.

                                 IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) below exactly as shown hereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the name of joint tenants or trustees, each joint tenant or trustee should sign.

                                 Dated:______________________, 1996

                                 ____________________________(L.S.)

                                 ____________________________(L.S.)
                                   Shareholder(s) Sign Here